UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2022

MOBIQUITY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	001-41117	11-3427886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

35 Torrington Lane Shoreham, New York	11786
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 246-9422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Common Stock, $0.0001 par value per share; Common Stock Purchase Warrants.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 18, 2022, the Company terminated the Employment Agreement of Don (Trey) W. Barrett III for cause and does not expect to incur any material early termination penalties (due to the fact the termination was for cause). His employment Agreement is summarized in a Form 8-k filed with the Securities and Exchange Commission on January 6, 2022, which is incorporated by reference herein. Mr. Barrett served as Chief Operations and Strategy Officer since January 4, 2022. As a result of his termination, Mr. Barrett forfeited his right to retain 25,000 shares of restricted common stock and options to purchase 150,000 shares which had not vested.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Incorporated by reference is Item 1.02 as described above which discusses the termination of Don (Trey) W. Barrett III from his position as an executive officer of the Company.

On March 17, 2022, Anthony Iacovone resigned from the Company’s board of directors for personal reasons.

On March 18, 2022, Anne S. Provost was elected to the board of directors to serve as an independent director and as a financial expert. Ms. Provost was also nominated to replace Mr. Iacovone on all three board committees, which consist of an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Ms. Provost will serve as Chairperson of the Nominating and Corporate Governance Committee. Ms. Provost was granted Non-Statutory Stock Options to purchase up to 25,000 shares of common stock at a price of $4.565 per share under the Company’s 2021 Employee Benefit and Consulting Services Compensation Plan. These options shall expire on December 8, 2031 and are identical to the other options granted to two other independent directors serving on the board of directors.

On March 18, 2022, the board of directors approved the payment of $1,000 per month to be paid to each member of the board of directors for serving on the board and any committees that they have been assigned to.

Anne S. Provost has been employed full-time with TNR Technical, Inc. in various capacities since 1996. She has served as its Chief Financial Officer since 2008 and was recently elected as Acting President. Prior to TNR, she worked as a Business Manager with the Orlando Business Journal. She graduated from the University of Central Florida in 1991 with a BSBA, Accounting. She completed her undergraduate degree while working full-time in the accounting departments of various Orlando law firms. In 2008, she obtained an Executive MBA from the University of Central Florida.

Item 7.01	Regulation FD Disclosure

On March 23, 2022, the Company issued a press release announcing the matters described in this Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company is furnishing the information in this Item 7.01 and in Exhibits 99.1 to comply with Regulation FD. Such information, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

Item 8.01	Other Events.

On March 18, 2022, the Company engaged Columbia Marketing Group as an Investor Relations and Business Development consultant. Their contact information is set forth on the bottom of Exhibit 9.01. Jed Weissberg, a long time employee of the Company will serve as Senior Vice President of Operations and Finance and will assume many of the responsibilities previously held by Mr. Barrett. Mr. Weissberg will not serve as an executive officer of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 23, 2022	MOBIQUITY TECHNOLOGIES, INC.

By: /s/ Dean L. Julia
Dean L. Julia, Chief Executive Officer

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